Exhibit 2.1

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for
Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

05/13/2020

Work Order Item Number:	W20200513O1452-572797
Filing Number:	20200662753
Filing Type:	Articles of Merger
Filing Date/Time:	5/13/2020 1:55:00 PM
Filing Page(s):	15

Indexed Entity Information:

Entity ID: E5617922020-9

Entity Name: RECRUITER.COM, GROUP, INC.

Entity Status: Active

Expiration Date: None

Commercial Registered Agent

CORPORATE CREATIONS NETWORK INC.

8275 SOUTH EASTERN AVENUE #200, Las Vegas, NV 89123, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Page 1 of 1

Commercial Recording Division
202 N. Carson Street

Filed in the Office of	Business Number E5617922020-9
Barbara K. Cegavske	Filing Number 20200662753
Secretary of State State Of Nevada	Filed On 5/13/2020 1:55:00 PM
	Number of Pages 15

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

Articles of Merger
(Pursuant to NRS Chapter 92A)

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200):

☐ **If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article one.**

Recruiter.com Group, Inc.
Name of **merging** entity

Delaware — Jurisdiction
Corporation — Entity type *

Name of **merging** entity

Jurisdiction
Entity type *

Name of **merging** entity

Jurisdiction
Entity type *

Name of **merging** entity

Jurisdiction
Entity type *

and,

Recruiter.com Group, Inc.
Name of **surviving** entity

Nevada — Jurisdiction
Corporation — Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 1
Revised: 1-5-15

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):

Attn:

c/o:

3) Choose one:

- [x] **The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).**
- [ ] **The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).**

4) Owner's approval (NRS 92A.200) (options a, b or c must be used, as applicable, for each entity):

- [ ] **If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from the appropriate section of article four.**

(a) Owner's approval was not required from

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Name of **surviving** entity, if applicable

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 2
Revised: 1-5-15

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

Recruiter.com Group, Inc.
Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Recruiter.com Group, Inc.
Name of **surviving** entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 3
Revised: 1-5-15

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Name of **surviving** entity, if applicable

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 4
Revised: 1-5-15

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

6) Location of Plan of Merger (check a or b):

☒ (a) The entire plan of merger is attached;

or,

☐ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date and time of filing: (optional) (must not be later than 90 days after the certificate is filed)

Date: **Time:**

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 5
Revised: 1-5-15

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

☐ **If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article eight.**

Recruiter.com Group, Inc.
Name of **merging** entity

X [signature] — Chief Executive Officer
Signature — Title — Date

Name of **merging** entity

X
Signature — Title — Date

Name of **merging** entity

X
Signature — Title — Date

Name of **merging** entity

X
Signature — Title — Date

and,

Recruiter.com Group, Inc.
Name of **surviving** entity

X [signature] — Chief Executive Officer
Signature — Title — Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 6
Revised: 1-5-15

AGREEMENT AND PLAN OF MERGER

OF

RECRUITER.COM GROUP, INC.

(A DELAWARE CORPORATION)

WITH AND INTO

RECRUITER.COM GROUP, INC.

(A NEVADA CORPORATION)

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated this day 8th of May 2020, by and between RECRUITER.COM GROUP, INC., a Delaware corporation (“Recruiter.com Delaware”), and RECRUITER.COM GROUP, INC., a Nevada corporation, a wholly-owned subsidiary of Recruiter.com Delaware (“Recruiter.com Nevada”), is made with respect to the following facts.

RECITALS

WHEREAS, Recruiter.com Delaware is a corporation duly organized and existing under the laws of the State of Delaware;

WHEREAS, Recruiter.com Nevada is a corporation duly organized and existing under the laws of the State of Nevada;

WHEREAS, the respective Boards of Directors for Recruiter.com Delaware and Recruiter.com Nevada have determined that, for purposes of effecting the reincorporation of Recruiter.com Delaware in the State of Nevada, it is advisable and in the best interest of said two corporations and their stockholders that Recruiter.com Delaware merge with and into Recruiter.com Nevada so that Recruiter.com Nevada is the surviving corporation on the terms provided herein (the “Merger”); and

WHEREAS, the respective Board of Directors Recruiter.com Delaware and Recruiter.com Nevada, and the stockholders of Recruiter.com Delaware, have adopted and approved this Agreement.

NOW THEREFORE, based upon the foregoing, and in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this Agreement agree as follows.

ARTICLE I — THE MERGER

1.1 The Merger; Surviving Corporation. Subject to the terms and conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.5 below), Recruiter.com Delaware shall be merged with and into Recruiter.com Nevada, subject to and upon the terms and conditions provided in this Agreement, the applicable provisions of the Nevada Revised Statutes (the “NRS”) and the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), and the separate existence of Recruiter.com Delaware shall cease. Recruiter.com Nevada shall be the surviving entity (the “Surviving Corporation”) and shall continue to be governed by the NRS.

1.2 Constituent Corporations. The name, address, jurisdiction of organization and governing law of each of the constituent corporations is as follows:

(a) Recruiter.com Delaware: Recruiter.com Group, Inc., a corporation organized under and governed by the laws of the State of Delaware with an address of __________; and

(b) Recruiter.com Nevada: Recruiter.com Group, Inc., a corporation organized under and governed by the laws of the State of Nevada with an address of __________.

1.3 Surviving Corporation. Recruiter.com Group, Inc., a corporation organized under and governed by the laws of the State of Nevada, shall be the surviving corporation.

1.4 Address of Principal Office of the Surviving Corporation. The address of Recruiter.com Nevada, as the Surviving Corporation, shall be _________.

1.5 Effective Time. The Merger shall become effective (the “Effective Time”), on the date upon which the last to occur of the following shall have been completed:

(a) This Agreement and the Merger shall have been adopted and submitted for approval to the stockholders of Recruiter.com Delaware by the Board of Directors of Recruiter.com Delaware and approved by a majority of the voting power of the outstanding stock of Recruiter.com Delaware entitled to vote thereon, in accordance with the requirements of the DGCL;

(b) This Agreement and the Merger shall have been adopted by the Board of Directors of Recruiter.com Nevada in accordance with the requirements of the NRS;

(c) The effective date of the Merger as stated in the executed Articles of Merger (the “Articles of Merger”) filed with the Secretary of State for the State of Nevada; and

(d) Executed Articles of Merger or an executed counterpart to this Agreement meeting the requirements of the NRS shall have been filed with the Secretary of State of the State of Nevada.

1.6 Effect of the Merger. The effect of the Merger shall be as provided in this Agreement, the Articles of Merger, and the applicable provisions of the NRS and the DGCL. Without limiting the foregoing, from and after the Effective Time, all the property, rights, privileges, powers and franchises of Recruiter.com Delaware shall vest in Recruiter.com Nevada, as the Surviving Corporation, and all debts, liabilities and duties of Recruiter.com Delaware shall become the debts, liabilities and duties of Recruiter.com Nevada, as the Surviving Corporation.

1.7 Articles of Incorporation; Bylaws.

(a) From and after the Effective Time, the Articles of Incorporation of Recruiter.com Nevada shall be the Articles of Incorporation of the Surviving Corporation.

(b) From and after the Effective Time, the Bylaws of Recruiter.com Nevada as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

1.8 Officers and Directors. The officers of Recruiter.com Delaware immediately prior to the Effective Time shall continue as officers of the Surviving Corporation and remain officers until their successors are duly appointed or their prior resignation, removal or death. The directors of Recruiter.com Delaware immediately prior to the Effective Time shall continue as directors of the Surviving Corporation and shall remain directors until their successors are duly elected and qualified or their prior resignation, removal or death.

ARTICLE II — CONVERSION OF SHARES

2.1 Conversion of Common Stock of Recruiter.com Delaware. At the Effective Time by virtue of the Merger, and without any action on part of the holders of any outstanding shares of Recruiter.com Delaware:

(a) each share of common stock, par value of $0.0001 per share, of Recruiter.com Delaware issued and outstanding immediately prior to the Effective Time shall be converted (without the surrender of stock certificates or any other action) into one (1) fully paid and non- assessable share of common stock, par value $0.0001 per share, of Recruiter.com Nevada; and

(b) the one share of common stock of Recruiter.com Nevada owned by Recruiter.com Delaware shall be canceled.

2.2 Conversion of Preferred Stock of Recruiter.com Delaware. At the Effective Time by virtue of the Merger, and without any action on part of the holders of any outstanding shares of Recruiter.com Delaware:

(a) each share of Series B Redeemable Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), of Recruiter.com Delaware issued and outstanding immediately prior to the Effective Time shall be converted (without the surrender of stock certificates or any other action) into one (1) fully paid and non-assessable share of Series B Redeemable Convertible Preferred Stock, par value $0.0001 per share, of Recruiter.com Nevada;

(b) each share of Series D Convertible Preferred Stock, par value $0.0001 per share (the “Series D Preferred Stock”), of Recruiter.com Delaware issued and outstanding immediately prior to the Effective Time shall be converted (without the surrender of stock certificates or any other action) into one (1) fully paid and non-assessable share of Series D Convertible Preferred Stock, par value $0.0001 per share, of Recruiter.com Nevada;

(c) each share of Series E Convertible Preferred Stock, par value $0.0001 per share (the “Series E Preferred Stock”), of Recruiter.com Delaware issued and outstanding immediately prior to the Effective Time shall be converted (without the surrender of stock certificates or any other action) into one (1) fully paid and non-assessable share of Series D Convertible Preferred Stock, par value $0.0001 per share, of Recruiter.com Nevada; and

(d) each share of Series F Convertible Preferred Stock, par value $0.0001 per share (the “Series F Preferred Stock”), of Recruiter.com Delaware issued and outstanding immediately prior to the Effective Time shall be converted (without the surrender of stock certificates or any other action) into one (1) fully paid and non-assessable share of Series F Convertible Preferred Stock, par value $0.0001 per share, of Recruiter.com Nevada.

2.3 Options, Warrants, Stock Purchase Rights, Convertible Securities.

(a) From and after the Effective Time, the Surviving Corporation shall assume the obligations of Recruiter.com Delaware under, and continue, the option plans and all other employee benefit plans of Recruiter.com Delaware. Each outstanding and unexercised option, regardless of whether or not issued under any option plan or any other employee benefit plans of Recruiter.com Delaware, other right to purchase, or security convertible into or exercisable for, Recruiter.com Delaware common stock, including the Series B Preferred Stock, the Series D Preferred Stock, Series E Preferred Stock, and the Series F Preferred Stock, (each a “Right”), regardless of whether or not issued under any option plan or any other employee benefit plans of Recruiter.com Delaware, shall become, an option, right to purchase or a security convertible into the common stock of the Surviving Corporation, on the basis of one share of common stock of the Surviving Corporation for each one share of Recruiter.com Delaware common stock issuable pursuant to any such Right, on the same terms and conditions and at an exercise price equal to the exercise price applicable to any such Recruiter.com Delaware Right from and after the Effective Time. This paragraph 2.2(a) shall not apply to currently issued and outstanding common stock of Recruiter.com Delaware. Such common stock is subject to paragraph 2.1 hereof.

(b) A number of shares of common stock of the Surviving Corporation shall be reserved for issuance upon the exercise of options and convertible securities equal to the number of shares of Recruiter.com Delaware common stock so reserved immediately prior to the Effective Time.

2.4 Certificates. At and after the Effective Time, all of the outstanding certificates that immediately prior thereto represented shares of common stock, options, warrants or other securities of Recruiter.com Delaware shall be deemed for all purposes to evidence ownership of and to represent the shares of the respective common stock, options, warrants or other securities of Recruiter.com Nevada, as the case may be, into which the shares of common stock, options, warrants or other securities of Recruiter.com Delaware represented by such certificates have been converted as herein provided and shall be so registered on the books and records of the Surviving Corporation or its transfer agent. The registered owner of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to the Surviving Corporation or its transfer agent, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends and other distributions upon, the shares of common stock, options, warrants or other securities of Recruiter.com Nevada, as the case may be, evidenced by such outstanding certificate, as above provided.

ARTICLE III — TRANSFER AND CONVEYANCE OF ASSETS
AND ASSUMPTION OF LIABILITIES

3.1 Transfer, Conveyance and Assumption. At the Effective Time, Recruiter.com Nevada shall continue in existence as the Surviving Corporation, and without further action on the part of Recruiter.com Delaware or Recruiter.com Nevada, succeed to and possess all the rights, privileges and powers of Recruiter.com Nevada, and all the assets and property of whatever kind and character of Recruiter.com Delaware shall vest in Recruiter.com Nevada without further act or deed. Thereafter, Recruiter.com Nevada, as the Surviving Corporation, shall be liable for all of the liabilities and obligations of Recruiter.com Delaware in accordance with Section NRS 92A.250 of the NRS.

3.2 Further Assurances. If at any time Recruiter.com Nevada shall consider or be advised that any further assignment, conveyance or assurance is necessary or advisable to vest, perfect or confirm of record in it the title to any property or right of Recruiter.com Delaware, or otherwise to carry out the provisions hereof, officers of Recruiter.com Delaware as of the Effective Time shall execute and deliver any and all proper deeds, assignments and assurances, and do all things necessary and proper to vest, perfect or convey title to such property or right in Recruiter.com Nevada and otherwise to carry out the provisions hereof.

ARTICLE IV — REPRESENTATIONS AND WARRANTIES
OF RECRUITER.COM DELAWARE

Recruiter.com Delaware represents and warrants to Recruiter.com Nevada as follows:

4.1 Validity of Actions. Recruiter.com Delaware (a) is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware, and (b) has full power and authority to enter into this Agreement and to carry out all acts contemplated thereby. This Agreement has been duly executed and delivered in the name and on behalf of Recruiter.com Delaware. Recruiter.com Delaware has received all necessary authorization to enter into this Agreement, and this Agreement is a legal, valid and binding obligation of Recruiter.com Delaware, enforceable against Recruiter.com Delaware in accordance with its terms. The execution and delivery of this Agreement and consummation of the transactions contemplated thereby will not violate any provision of the Certificate of Incorporation or Bylaws of Recruiter.com Delaware, nor violate, conflict with or result in any breach of any of the terms, provisions or conditions of, or constitute a default or cause acceleration of, any indebtedness under any agreement or instrument to which Recruiter.com Delaware is a party or by which it or its assets may be bound, or cause a breach of any applicable Federal or state law or governmental regulation, or any applicable order, judgment, writ, award, injunction or decree of any court or governmental instrumentality.

ARTICLE V — REPRESENTATIONS AND WARRANTIES
OF RECRUITER.COM NEVADA

Recruiter.com Nevada represents and warrants to Recruiter.com Delaware as follows:

5.1 Validity of Actions. Recruiter.com Nevada (a) is duly organized, validly existing and in good standing under the laws of the State of Nevada, and (b) has full power and authority to enter into this Agreement and to carry out all acts contemplated thereby. This Agreement has been duly executed and delivered on behalf of Recruiter.com Nevada, and Recruiter.com Nevada has received all necessary authorizations. This Agreement is a legal, valid and binding obligation of Recruiter.com Nevada, enforceable against Recruiter.com Nevada in accordance with its terms. The execution and delivery of this Agreement and consummation of the transactions contemplated thereby will not violate any provision of the Articles of Incorporation or Bylaws of Recruiter.com Nevada nor violate, conflict with or result in any breach of any of the terms, provisions or conditions of, or constitute a default or cause acceleration of, any indebtedness under any agreement or instrument to which Recruiter.com Nevada is a party or by which it or its assets may be bound, or cause a breach of any applicable federal or state law or regulation, or any applicable order, judgment, writ, award, injunction or decree of any court or governmental instrumentality.

ARTICLE VI — FURTHER ACTIONS

6.1 Additional Documents. At the request of any party, each party will execute and deliver any additional documents and perform in good faith such acts as reasonably may be required in order to consummate the transactions contemplated by this Agreement.

ARTICLE VII — CONDITIONS TO THE MERGER

The obligation of Recruiter.com Delaware and of Recruiter.com Nevada to consummate the Merger shall be subject to the satisfaction or waiver of the following conditions:

7.1 Bring Down. The representations and warranties set forth in this Agreement shall be true and correct in all material respects at, and as of, the Effective Time as if then made as of the Effective Time.

7.2 No Statute, Rule or Regulation Affecting. At the Effective Time, there shall be no statute, or regulation enacted or issued by the United States or any State, or by a court, which prohibits or challenges the consummation of the Merger.

7.3 Satisfaction of Conditions. All other conditions to the Merger set forth herein shall have been satisfied.

ARTICLE VIII — TERMINATION; AMENDMENT; WAIVER

8.1  Termination. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the filing of the Articles of Merger with the Secretary of State of the State of Nevada, by mutual consent of the Board of Directors of Recruiter.com Nevada and the Board of Directors of Recruiter.com Delaware.

8.2 Amendment. The parties hereto may, by written agreement, amend this Agreement at any time prior to the filing of the Articles of Merger with the Secretary of State of the State of Nevada, such amendment to be approved by the Board of Directors of Recruiter.com Nevada agreeing to such amendment with Recruiter.com Delaware.

8.3  Waiver. At any time prior to the Effective Time, any party to this Agreement may extend the time for the performance of any of the obligations or other acts of any other party hereto, or waive compliance with any of the agreements of any other party or with any condition to the obligations hereunder, in each case only to the extent that such obligations, agreements and conditions are intended for its benefit.

ARTICLE IX — MISCELLANEOUS

9.1 Expenses. If the Merger becomes effective, all of the expenses incurred in connection with the Merger shall be paid by Recruiter.com Nevada.

9.2 Notice. Except as otherwise specifically provided, any notices to be given hereunder shall be in writing and shall be deemed given upon personal delivery or upon mailing thereof, if mailed by certified mail, return receipt requested, to the following addresses (or to such other address or addresses shall be specified in any notice given) or by e-mail delivery (in which case a copy shall immediately be sent by certified mail, return receipt requested):

In the case of Recruiter.com Nevada:

Recruiter.com Nevada

___________________

___________________

In the case of Recruiter.com Delaware:

Recruiter.com Delaware

___________________

___________________

9.3 Non-Assignability. This Agreement shall not be assignable by either party hereto.

9.4 Entire Agreement. This Agreement contains the entire understanding and agreement of the parties with respect to its subject matter, and any and all conflicting or inconsistent discussions, agreements, promises, representations and statements, if any, between the parties or their representatives that are not incorporated in this Agreement shall be null and void and are merged into this Agreement.

9.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to conflicts of law principles.

9.6 Headings. The various section headings are inserted for purposes of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

9.7 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

[Signature page follows]

IN WITNESS WHEREOF the parties hereto have set their hand and seals the day and year first above written.

RECRUITER.COM GROUP, INC., a Delaware corporation

By:	/s/ Miles Jennings
Miles Jennings
Chief Executive Officer

RECRUITER.COM GROUP, INC., a Nevada corporation

By:	/s/ Miles Jennings
Miles Jennings
Chief Executive Officer